Press Release
Exhibit 99.1

FOR IMMEDIATE RELEASE

DOLLAR THRIFTY AUTOMOTIVE GROUP
RENEWS ASSET BACKED FINANCING FACILITY,
INCREASES CAPACITY TO $600 MILLION

Tulsa, Oklahoma, September 30, 2011:  Dollar Thrifty Automotive Group, Inc. (NYSE: DTG) today announced that its Rental Car Finance Corp. subsidiary completed the early renewal of  its Series 2010-3  Asset Backed Variable Funding Notes (‘the Conduit Facility”).  In conjunction with the renewal, available capacity under the Conduit Facility was increased to $600 million from $450 million, and the revolving period under the facility was extended to a two-year tenor from the previous 364-day structure.  Additionally, the advance rate was increased from approximately 65 percent to approximately 69 percent.

The Conduit Facility bears interest at a spread of 130 basis points above each purchasing institution’s cost of funds, which may be based on either the weighted average commercial paper rate, one-month LIBOR or Eurodollar rate as applicable.  The revolving period for the Conduit Facility ends in September 2013, with scheduled amortization payments due over a three-month period beginning in October 2013 and ending in December 2013.  The Conduit Facility is rated AA by DBRS.

“We are very pleased with the outcome of the early renewal of this facility and greatly appreciate the ongoing support of our lending partners.  We were able to increase available capacity at very competitive rates, while extending our debt maturity profile and lowering our overall enhancement requirements,” said Scott Thompson, President and Chief Executive Officer.  “The Company has now completed $1.1 billion in fleet financing in 2011, which combined with the undrawn capacity under our $300 million Series 2010-2 Variable Funding Note, will meet all of our fleet funding and refinancing needs in 2012,” said Thompson.

The Company also announced that with the completion of the Conduit Facility renewal, it expects to terminate its Series 2010-1 Asset Backed Variable Funding Note Facility in early October.  The $200 million Series 2010-1 notes are undrawn, and have a scheduled maturity date of March 2012.  The Company noted that it will incur a charge of approximately $2 million in conjunction with this termination, primarily related to the write off of unamortized financing fees on the facility.  The Company noted that its next scheduled fleet debt maturity begins in February 2012 when the $500 million principal amount of its Series 2007-1 notes begins amortizing over a six-month period.

The Conduit Facility has not been, and will not be, registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  This press release is neither an offer to sell nor a solicitation of an offer to buy any of the Conduit Facility and shall not constitute an offer, solicitation or sale in any jurisdiction in which, or to any person to whom, such offer, solicitation or sale is unlawful.

About Dollar Thrifty Automotive Group, Inc.

Through its Dollar Rent A Car and Thrifty Car Rental brands, the Company has been serving value-conscious leisure and business travelers since 1950.  The Company maintains a strong presence in domestic leisure travel in virtually all of the top U.S. and Canadian airport markets, and also derives a significant portion of its revenue from international travelers to the U.S. under contracts with various international tour operators.  Dollar and Thrifty have approximately 300 corporate locations in the United States and Canada, with approximately 6,000 employees located mainly in North America.  In addition to its corporate operations, the Company maintains global service capabilities through an expansive franchise network of approximately 1,275 franchises in 82 countries.  For additional information, visit www.dtag.com or the brand sites at www.dollar.com and www.thrifty.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” about our expectations, plans and performance. These statements use such words as “may,” “will,” “expect,” “believe,” “intend,” “should,” “could,” “anticipate,” “estimate,” “forecast,” “project,” “plan” and similar expressions. These statements do not guarantee future performance and Dollar Thrifty Automotive Group, Inc. assumes no obligation to update them.  Risks and uncertainties relating to our business that could materially affect our future results include:

•
the impact of persistent pricing and demand pressures on our results and our low cost structure, particularly in light of the continuing volatility in the global financial and credit markets, and concerns about global economic prospects and the potential for a return of recessionary conditions that could materially adversely affect consumer discretionary spending, including for leisure travel on which we are substantially dependent;

•
the impact of pending and future U.S. governmental action to address budget deficits through reductions in spending and similar austerity measures, which could materially adversely affect unemployment rates and consumer spending levels;

•
the impact of developments outside the United States, such as the sovereign credit issues in certain countries in the European Union, which could affect the relative volatility of global credit markets generally, and the continuing significant political unrest in certain oil-producing countries, which has caused prices for petroleum products, including gasoline, to rise and adversely affect both broader economic conditions and consumer spending levels;

•	the impact of pricing and other actions by competitors;

•
our ability to manage our fleet mix to match demand and meet our target for vehicle depreciation costs, particularly in light of the significant increase in the level of risk vehicles (i.e., those vehicles not acquired through a guaranteed residual value program) in our fleet and our exposure to the used vehicle market;

•
the cost and other terms of acquiring and disposing of automobiles and the impact of conditions in the used vehicle market on our vehicle cost, including the impact on vehicle depreciation costs in 2011 based on recent pricing volatility in the used vehicle market, and our ability to reduce our fleet capacity as and when projected by our plans;

•	the strength of the recovery in the U.S. automotive industry, particularly in light of our dependence on vehicle supply from U.S. automotive manufacturers, and whether the recovery is sustained;
•
airline travel patterns, including disruptions or reductions in air travel resulting from capacity reductions, pricing actions, severe weather conditions, industry consolidation or other events, particularly given our dependence on leisure travel;

•	access to reservation distribution channels, particularly as the role of the Internet increases in the marketing and sale of travel-related services;
•	our ability to obtain cost-effective financing as needed (including replacement of asset-backed notes and other indebtedness as it comes due) without unduly restricting our operational flexibility;
•
our ability to manage the consequences under our financing agreements of an event of bankruptcy with respect to Financial Guaranty Insurance Company, the monoline insurer that provides credit support for one of our asset-backed financing structures;

•
our ability to comply with financial covenants, including the new financial covenants included in our amended senior secured credit facilities, and the impact of those covenants on our operating and financial flexibility;

•
whether our preliminary expectations about our federal income tax position, after giving effect to the impact of the Tax Relief, Unemployment Insurance Reauthorization and Job Creation Act of 2010, are affected by changes in our expected fleet size or operations or further legislative initiatives relating to taxes in the United States or elsewhere;

•	the cost of regulatory compliance, costs and other effects of potential future initiatives, including those directed at climate change and its effects, and the costs and outcome of pending litigation;
•	disruptions in the operation or development of information and communication systems that we rely on, including those relating to methods of payment;
•	local market conditions where we and our franchisees do business, including whether franchisees will continue to have access to capital as needed;
•	the effectiveness of actions we take to manage costs and liquidity; and
•	the impact of other events that can disrupt consumer travel, such as natural and man-made catastrophes, pandemics, social unrest and actual and perceived threats or acts of terrorism.

We are also subject to risks relating to a potential business combination transaction, including the following:

•
whether Hertz Global Holdings, Inc. (“Hertz”) would obtain regulatory approval to engage in a business combination transaction with us and, if so, the conditions upon which such approval would be granted (including potential divestitures of assets or businesses), whether we and Hertz would reach agreement on the terms of such a transaction, whether our stockholders would approve the transaction and whether other conditions to consummation of the transaction would be satisfied or waived;

•
the risks to our business and prospects pending any future business combination transaction, diversion of management’s attention from day-to-day operations, a loss of key personnel, disruption of our operations, and the impact of pending or future litigation relating to any business combination transaction; and

•
the risks to our business and growth prospects as a stand-alone company, in light of our dependence on future growth of the economy as a whole to achieve meaningful revenue growth in the key airport and local markets we serve, high barriers to entry in the insurance replacement market, and capital and other constraints on expanding company-owned stores internationally.

Forward-looking statements should be considered in light of information in this press release and other filings we make with the Securities and Exchange Commission.

Contacts:

Financial:
H. Clifford Buster III
Chief Financial Officer
(918) 669-3277

Investor Relations:
Anna Bootenhoff
Investor Relations and Corporate Communications
(918) 669-2236
Anna.Bootenhoff@dtag.com